Exhibit 99.2

Amicus Therapeutics Prices Underwritten Offering of Common Stock

CRANBURY, N.J., May 30, 2019 — Amicus Therapeutics (Nasdaq: FOLD) today announced the pricing of an underwritten offering of 16,279,070 shares of its common stock at $10.75 per share. The gross proceeds from the offering to Amicus are expected to be $175 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Amicus. In addition, Amicus has granted the underwriters a 30-day option to purchase up to an additional 2,441,860 shares of its common stock. The offering is expected to close on June 4, 2019 subject to customary closing conditions.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and SVB Leerink LLC are acting as joint book-running managers for the offering.

The Company expects to use the net proceeds of the offering for investment in the development of the expanded gene therapy pipeline, manufacturing capabilities for Pompe biologic AT-GAA and gene therapy product candidates, including contract manufacturing partnerships, completion of the design and build of the Amicus Process Science and Gene Therapy Manufacturing facility and for other general corporate and product development purposes.

The securities described above are being offered by Amicus pursuant to a registration statement previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2019, which became automatically effective upon the filing thereof.  A preliminary prospectus supplement relating to the offering was filed with the SEC on May 30, 2019.  Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204), Goldman Sachs & Co. LLC, by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526, or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases.  With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-class medicines for rare metabolic diseases.

Forward-Looking Statements

Statements regarding the proposed public offering constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There can be no assurance that Amicus will be able to complete the proposed offering of common stock on acceptable terms, or at all.  Actual results or events may differ materially from those indicated by forward-looking statements as a result of various risks, uncertainties and important factors, including those set forth in the “Risk Factors” section in the preliminary prospectus supplement relating to the offering.  In addition, all forward-looking statements are subject to other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino, IRC

Vice President, Investor Relations & Corporate Communications

spellegrino@amicusrx.com

(609) 662-5044

Media:

Amicus Therapeutics

Marco Winkler

Director, Corporate Communications

mwinkler@amicusrx.com

(609) 662-2798

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